                                                                    Exhibit 10.2




                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------


         This Amended and Restated Credit Agreement is entered into as of the 24TH day of October, 2001 by and between ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, NA, a national banking association with its principal office in Indianapolis, Indiana (the "Bank").

         WHEREAS, the Company and the Bank are parties to that certain Amended and Restated Credit Agreement dated May 31, 1996, as amended from time to time (the "Prior Agreement").

         WHEREAS, the Company has requested and the Bank has agreed to amend the existing credit facilities previously extended to the Company by the Bank as evidenced by the Prior Agreement.

         WHEREAS, the parties have executed this Amended and Restated Credit Agreement to amend and restate in its entirety the Prior Agreement.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and each act performed and to be performed hereunder, the Company and the Bank agree as follows:

         Section 1. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with generally accepted accounting principles except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

         -        "ADVANCE" means a disbursement of proceeds of the Revolving
                  Loan.

         - "AGREEMENT" means this Credit Agreement between the Company and the Bank, as it may from time to time be amended, restated or otherwise modified.

         - "APPLICABLE COMMISSION RATE" means that number of percentage points which will, during any period of time, be used in calculating the amount of Commission payable with respect to each of the Standby Letters of Credit. Such number of percentage points shall be determined by reference to the Applicable Spread.

         - "APPLICABLE ISSUANCE FEE RATE" means that number of percentage points which will, during any period of time, be used in calculating the Issuance Fee payable with respect to each of the Commercial Letters of Credit. Such number of percentage points shall be determined by reference to the Applicable Spread.

         - "APPLICABLE SPREAD" means that number of percentage points to be taken into account in determining the Applicable Spread which is used in computing the rate at which interest accrues on the Loan and the Applicable Unused Fee Rate which is used in calculating the Unused Fee, the Applicable Commission Rate which is used in calculating the amount of Commission which is payable with respect to Standby Letters of Credit, and the Applicable

                  Issuance Fee Rate which is used in calculating the amount of Issuance Fees payable with respect to Commercial Letters of Credit, determined by reference to the Company's Leverage Ratio in accordance with the following table:

                                                                            UNUSED         APPLICABLE       APPLICABLE
   LEVEL        LEVERAGE RATIO                LIBOR          PRIME           FEE           COMMISSION        ISSUANCE
                                                                                              RATE           FEE RATE

      V         greater than 2.50:1.00       +200bps        +0bps           +37.5bps       +137.5 bps       +62.5 bps

     IV              2.00 to 2.49:1.00       +175bps       -37.5bps         +25bps          +125 bps         +50 bps

     III             1.50 to 1.99:1.00       +150bps        -75bps          +25bps         +112.5 bps       +37.5 bps

     II              1.00 to 1.49:1.00       +125bps      -112.5bps         +25bps          +100 bps         +25 bps

      I            less than 1.00:1.00       +100bps       -150bps          +25bps          +87.5 bps       +12.5 bps

                  Initially, from the date of this Agreement and until receipt by the Bank of the Company's fourth quarter end financial statements furnished after such date to the Bank pursuant to the requirements of Section 5.b, the Applicable Spread shall be determined assuming a Leverage Ratio of less than 1.50 to
                  1.00. Thereafter, the Applicable Spread shall be determined on the basis of the financial statements of the Company for each fiscal quarter furnished to the Bank pursuant to the requirements of Section 5.b, with prospective effect for the following fiscal quarter. Interest and Unused Fees will accrue and be payable in any fiscal quarter on the basis of the Applicable Spread in effect during the preceding fiscal quarter until an adjustment is made under the provisions of this definition. The Applicable Spread shall be adjusted on the first interest payment date which follows receipt by the Bank of the financial statements upon which such adjustment is based, but such adjustment shall not be effective as to any LIBOR-based Rate elected prior to the date of such adjustment until the expiration of the period of time for which such LIBOR-based Rate shall have been elected by the Company. In the event that the Company fails to deliver the financial statements and compliance certificates required under Section 5.b for any month which ends a fiscal quarter, then the Applicable Spread shall be the largest spread shown on the above table from the date such financial statements were required to be delivered until the first interest payment date which follows delivery to the Bank of such financial statements. Commissions and Issuance Fees with respect to Letters of Credit shall be determined from the Applicable Spread in effect when the related Letter of Credit is issued or renewed, and no adjustment shall be made to the amount of Commission and Issuance Fees paid on account of a subsequent change in the Applicable Spread, unless and until the expiration date of the Letter of Credit is extended. It is noted that the above table provides an Applicable Spread for a ratio of total liabilities to Net Worth greater than that which will be permissible under the terms of Section 5(g)(iv). For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in
                  Section 5.g.(ii), notwithstanding the accrual of interest upon the Loan at a rate determined in accordance with this definition.

         - "APPLICABLE UNUSED FEE RATE" means any number of percentage points which will, during any period of time, be used in calculating the Unused Fee. Such number of percentage points shall be determined by reference to the Applicable Spread.

         - "APPLICATION FOR REVOLVING LOAN ADVANCE" or "APPLICATION" means a written application of the Company for a disbursement of proceeds of the Revolving Loan substantially in the form of EXHIBIT "A" attached hereto.

         - "AUTHORIZED OFFICER" means the Chairman, Chief Executive Officer or the Chief Financial Officer of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

         -        "BANK" is used as defined in the preamble.

         - "BANKING DAY" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

         -        "CODE" means the Internal Revenue Code of 1986, as amended.

         -        "COMMERCIAL LETTER OF CREDIT" is used as defined in Section
                  2.b.

         -        "COMMISSION" is used as defined in Section 2.b.

         - "COMMITMENT" means the agreement of the Bank to extend the Revolving Loan to the Company until the Revolving Loan Maturity Date, and if the context so requires, the term may also refer to the maximum principal amount which is permitted to be outstanding under the Revolving Loan at any time.

         -        "COMPANY" is used as defined in the Preamble.

         - "CONSOLIDATED EBITDA" shall mean, with respect to any period of time, an amount equal to the sum of (i) the consolidated net income of the Company and the Subsidiaries determined with respect to such time period plus (ii) to the extent deducted in determining such consolidated net income, an amount equal to the consolidated income tax, depreciation, amortization and interest expense of the Company and the Subsidiaries and determined with respect to such time period.


                  "CONSOLIDATED FUNDED DEBT" shall mean, with respect to any specific period of time, the sum of the following, all of which shall be determined on a consolidated basis for the Company and the Subsidiaries: (i) the aggregate principal amount of all indebtedness for borrowed money, including, without limitation, the aggregate principal amount of all indebtedness for the deferred purchase price of property and services and the aggregate principal amount of all indebtedness created and arising under all conditional sales and title retention agreements, and (ii) the aggregate amount of all obligations under all capital leases for which the Company or and Subsidiary is liable.

         - "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         -        "EVENT OF DEFAULT" means any of the events described in
                  Section 8.

         -        "GUARANTY AGREEMENT" is used as defined in Section 4.d.

         - "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any federal, state or local statute or regulation including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

         -        "ISSUANCE FEE" is used as defined in Section 2.b.

         - "LETTER OF CREDIT" means a Standby Letter of Credit or Commercial Letter of Credit as the context requires, and when used in the plural form, refers to all such Letters of Credit.

         -        "LETTER OF CREDIT AGREEMENT" is used as defined in Section
                  5.k.

         - "LEVERAGE RATIO" means the ratio, determined with reference to any specified period of time, of (i) the Company's Consolidated Funded Debt determined on the last day of such period of time, to (ii) the Company's Consolidated EBITDA, determined with respect to such period of time.

         - "LIBOR-BASED RATE" means that per annum rate of interest which is equal to the sum of the LIBOR Applicable Spread plus the LIBOR Rate.

         - "LIBOR RATE" means the offered rate for the period equal to or next greater than the Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two London Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters Screen FRBD, or such other screen as may replace such screen on Reuters for the purpose of displaying such rate. In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Bank from an alternate, substantially similar independent source available to Bank or shall be calculated by Bank by a substantially similar methodology as that theretofore used to determine such offered rate.

        -         "LOAN" means the Revolving Loan.

         - "LOAN DOCUMENT" means any of this Agreement, the Revolving Note, the Guaranty Agreement, and any other instrument or document which evidences or secures the Loan or which expresses an agreement as to terms applicable to the Loan, and in the plural means any two or more of the Loan Documents, as the context requires.

         - "LONDON BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         -        "NEGOTIATION FEE" is used as defined in Section 2.b.

         -        "NET WORTH" means the shareholders' equity of the Company.

         -        "NOTE" means the Revolving Note.

         - "OBLIGATIONS" means all obligations of the Company in favor of the Bank of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the Loan, including any Advances made pursuant to any extension of the Commitment beyond the initial Revolving Loan Maturity Date or pursuant to any other amendment of this Agreement; (ii) all other obligations arising under any Loan Document as amended from time to time; and (iii) all other obligations, agreements, including interest rate risk management agreements, or indebtedness between the Company and the Bank in existence from time to time.

         - "OFFICER'S CERTIFICATE" means a certificate in the form included as a part of EXHIBIT "A" attached hereto signed by the chief executive officer or the chief financial officer of the Company, confirming that all of the representations and warranties contained in Section 3 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in Section 3.d shall be construed so as to refer to the latest financial statements which have been furnished to the Bank as of the date of any Officer's Certificate, (ii) the representations contained in Section 3.k (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, whether now owned or hereafter acquired, (iii) the representation contained in Section 3.l shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it.

         - "PLAN" means an employee pension benefit plan as defined in ERISA.

         - "PREPAYMENT PREMIUM" means the excess, if any, as determined by the Bank of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at an LIBOR-based Rate but for repayment over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which the bank then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Bank) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at an LIBOR-based Rate, but for prepayment. The discount rate used by the Bank in determining such present value shall be the Reinvestment Rate.

         - "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of the Loan under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

         - "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by BANK ONE, INDIANA, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         - "REINVESTMENT RATE" is used as defined in this Section 1 in the definition of Prepayment Penalty.

         -        "REVOLVING LOAN" is used as defined in Section 2.a(i).

         - "REVOLVING LOAN MATURITY DATE" means initially March 31, 2006, and hereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2.a(iv).

         -        "REVOLVING NOTE" is used as defined in Section 2.a(ii).

         -        "STANDBY LETTERS OF CREDIT" is used as defined in Section 2.b.

         - "SUBSIDIARY" means any corporation, partnership, joint venture or other business entity over which the Company exercises control, provided that it shall be conclusively presumed that the Company exercises control over any such entity 51% or more of the equity interest in which is owned by the Company, directly or indirectly.

         -        "UNMATURED EVENT OF DEFAULT" means any event specified in
                  Section 8, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

         -        "UNUSED FEE" is used as defined in Section 2.d(v).

         Section 2. THE LOANS. Subject to all of the terms and conditions of this Agreement, the Bank will make the Loans described in this Section to the Company.

         a. THE REVOLVING LOAN. The Bank will make a revolving loan to the Company on the following terms and subject to the following conditions:

                  (i) The Commitment -- Use of Proceeds. From this date and until the Revolving Loan Maturity Date, the Bank agrees to make Advances (collectively, the "Revolving Loan") under a revolving line of credit from time to time to the Company of amounts not exceeding in the aggregate at any time outstanding Twenty-Five Million and No/100 Dollars ($25,000,000.00) (the
                           "Commitment"), as decreased from time to time as hereinafter set forth, provided that all of the conditions of lending stated in Section 7 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each Advance. Proceeds of the Revolving Loan shall initially be used to renew, extend the maturity of and restructure the principal balance outstanding under the "Revolving Loan" (as that term was defined in the Prior Agreement), and hereafter may be used by the Company only to fund working capital requirements. The initial Commitment shall be available to the Company until March 31, 2002, on which date and on each March 31 thereafter until March 31, 2006, the Commitment shall reduce by $5,000,000.00. In the event Advances outstanding under the Revolving Loan on such dates exceed the new Commitment amount, after giving effect to the required reduction set forth above, the Company shall, on such dates and without demand, immediately repay such excess to the Bank.

                  (ii) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") of the Company in the form of EXHIBIT "B". So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay and reborrow (subject to Section 2.a.(i) above) under the Revolving Note on any Banking Day, provided that no borrowing may cause the principal balance of the Loan to exceed the Commitment or may result in an Event of Default or an Unmatured Event of Default. Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Revolving Loan Advance and an Officer's Certificate, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telephone facsimile ("fax") machine, or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "informal requests"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application and Officer's Certificate if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance and that the making of the requested Advance shall not cause the principal balance of the Revolving Loan to exceed the current Commitment. All borrowings and reborrowings and all repayments shall be in amounts of not less than Twenty Five Thousand Dollars ($25,000.00), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2.a.(i). Upon receipt of an Application, or at the Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 7 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

                  (iii) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate plus the Applicable Spread except that at the option of the Company, exercised from time to time as provided in Section 2.d.(i), interest may accrue prior to maturity on the entire outstanding balance of the Revolving Loan or on any portion thereof which is in excess of $1,000,000.00 and as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for a period of 30, 90 or 180 days; provided that an election of a LIBOR-based Rate for a period extending beyond the Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. Those elections of a "LIBOR-based Rate" which have been made under the "Revolving Loan" (as that term was defined in the Prior Agreement) and which remain in effect on the date of this Agreement, shall continue, under this Agreement, to be in effect through the end of the interest period for which elected. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration of maturity upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a rate equal to the Prime Rate plus two percent (2%) plus the Applicable Spread, except as to any portion of the Loan for which the Company may have elected an LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus the Applicable Spread plus two percent (2%) per annum or the LIBOR-based Rate then in effect plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.




                  (iv) EXTENSIONS OF REVOLVING LOAN MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Revolving Loan Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension and upon

                                                                               9
                           execution and delivery by the Company of a Revolving Note reflecting the extended maturity date, the date to which the Commitment is then extended will become the "Revolving Loan Maturity Date" for purposes of this Agreement.

                  (v) UNUSED FEE. In addition to interest on the Revolving Loan, the Company shall pay to the Bank a fee (the "Unused Fee") for each partial or full calendar quarter during which the Commitment is outstanding equal to the Applicable Unused Fee Rate per annum of the amount of the average daily excess of the Commitment over the average daily principal balance outstanding under the Revolving Loan. Unused fees for each calendar quarter shall be due and payable within ten (10) days following the Bank's submission of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority.

                  (vi) PROCEDURES FOR ELECTING LIBOR-BASED RATES -- CERTAIN EFFECTS OF ELECTION. LIBOR-based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of an LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

                           A. The LIBOR-based Rate may be elected only for Loans or portions of Loans in a minimum amount of $1,000,000.00.

                           B. No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing.

                           C. Voluntary prepayment prior to scheduled maturity of all or any portion of a Loan on which interest is accruing at a LIBOR-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR-based Rate at which interest accrues on the Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of the Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on the Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both a LIBOR-based Rate or Rates and at a LIBOR-based Rate on portions of the Loan, then any prepayment of principal will be applied first to portion of the Loan on which interest accrues at the LIBOR-based Rate and next to the portion or portions at which interest accrues at an LIBOR-based Rate or Rates, and if interest accrues on the Loan at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

                           D. On any Banking Day, the Company may request a quotation of the LIBOR-based Rate then in effect from the Bank. As soon as possible, and in any event before the close of business on the next following Banking Day, the Bank shall quote such LIBOR-based Rate. The Company shall then have until the end of the Banking Day on which such quotation is given or within such shorter time as the Bank may specify, to exercise its option to elect a LIBOR-based Rate quoted, subject to all other conditions and limitations stated in this Agreement. The period for which any LIBOR-based Rate is effective shall begin on the second Banking Day following the day on which the quotation is given.

                           E. An election of a LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone, or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or written electronic communication of an election of a LIBOR-based Rate which is received by an appropriate Bank employee from anyone reasonably believed in good faith by such employee to be an Authorized Officer.

                           F.       The Bank may elect not to quote a
                                    LIBOR-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of sufficient funds to the Bank for appropriate terms at rates approximating the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at LIBOR-based Rate.

                           G. If, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs; provided, however, that the Company shall not be the only borrower of the Bank that is singled out from a group of similarly situated borrowers of the Bank subject to this type of provision that is requested to remit increased costs. Any determination by the Bank of increased costs of maintaining deposits made pursuant to the provisions of this section shall be final, absent manifest error.

                  (vii) CALCULATION OF INTEREST. Interest on the Loan shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

                  (viii) MANNER OF PAYMENT - APPLICATION. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the Bank may from time to time determine in its sole discretion.

                  (ix) LATE PAYMENT. If any payment required under the Loan is not paid within ten (10) days after such payment is due, then, at the option of Bank, Company shall pay a late charge equal to five percent (5.0%) of the amount of such payment or $25.00, whichever is greater, up to the maximum amount of $1500.00 per late charge to compensate Bank for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Bank.

                  (x) DEFAULT RATE OF INTEREST. Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, Bank, at its option, may, if permitted under applicable law, do one or both of the following: (i) increase the interest rate under the Loan to the rate that is three percent (3%) above the rate that would otherwise be payable thereunder, and
                           (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided herein or under the Note (including any increased rate). The interest rate under the Loan will not exceed the maximum rate permitted by applicable law under any circumstances.

                  (xi) REIMBURSEMENT OF DOCUMENTATION FEES AND EXPENSES. The Company, either upon execution of this Agreement or promptly upon demand therefor, shall reimburse the Bank for all reasonable out-of-pocket costs and expenses of the Bank (including reasonable attorneys' fees and legal expenses) incurred by it in connection with the preparation and negotiation of this Agreement and the other Loan Documents.

         b. STANDBY AND COMMERCIAL LETTERS OF CREDIT. At any time that the Company is entitled to an Advance under the Revolving Loan, the Bank shall, upon the application of the Company or any Subsidiary, issue for the account of the Company or any Subsidiary, a standby or commercial letter of credit (each a "Letter of Credit") in an amount not in excess of the maximum Advance that the Company would then be entitled to obtain under the Revolving Loan, provided that (A) the total amount of Letters of Credit which are outstanding at any time shall not exceed $2,000,000.00, (B) the issuance of any Letter of Credit with a maturity date beyond the Revolving Loan Maturity Date shall be entirely at the discretion of the Bank, (C) the form of the requested Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion, and (D) the Company or any Subsidiary, shall have executed an application and reimbursement agreement for the Letter of Credit (a "Reimbursement Agreement") in the Bank's standard form. While any Letter of Credit is outstanding, the maximum amount of Advances which may be outstanding under the Revolving Loan shall be reduced by the maximum amount available to be drawn under the Letter of Credit. The issuance of each Commercial Letter of Credit shall be subject to the payment by the applicant (the "Account Party") to the Bank of a fee (an "Issuance Fee") which shall be equal to the Applicable Issuance Fee Rate multiplied by the amount thereof, which Issuance Fee shall be due and payable within ten (10) days following the issuance of any Commercial Letter of Credit. Upon presentation of each draft drawn under a Commercial Letter of Credit to the Bank by the beneficiary thereof, the Account Party shall also pay the Bank a fee (a "Negotiation Fee"), which shall be an amount equal to the greater of (i) one-eighth percent (1/8%) multiplied by the amount drawn under such commercial Letter of Credit, or (ii) $75.00. The issuance and each renewal of each Standby Letter of Credit shall be subject to the payment by the Account Party to the Bank of a fee (a "Commission"), which shall be equal to the Applicable Commission Rate per annum (calculated on the basis that an entire year's Commission is earned in 360 days) multiplied by the amount thereof, which Commission shall be due and payable within ten (10) days following the issuance or renewal of any Standby Letter of Credit. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such Commissions, Issuance Fees, Negotiation Fees and transaction fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority.

         Section 3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loan, the Company represents and warrants to the Bank that:

         a. ORGANIZATION OF THE COMPANY. The Company is a corporation organized, existing and in good standing under the laws of the State of Indiana. The Company is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary, and (ii) failure so to qualify might impair the title of the Company to material properties or the Company's right to enforce material contracts or result in exposure of the Company to liability for material penalties in such jurisdiction. No jurisdiction in which the Company is not qualified to do business has asserted that the Company is required to be qualified therein. The principal office of the Company is located at 817 Maxwell Avenue, Evansville, Indiana 47706-0889. The Company does not conduct any material operations or keep any material amounts of property at any other location, except the following: 251 Wedcor Drive, Wabash, Indiana 46992; 520 East Baird Street, Olney, Illinois 62450; 1022 West 24th Street, National City, California 91950; 3462-3840 East 14th Street, Los Angeles, California 90023-3819; 1950 Camino Martin, Carr Libre, 22709, Tijuana, B.C. Mexico; and Centro Industrial IA Arboledas Local No. 9, La Mesa, 22680, Tijuana, B.C. Mexico.

         b. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of the Company or of any agreement binding upon the Company or its properties.

         c. VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

         d. FINANCIAL STATEMENTS. The Company has delivered to the Bank its audited financial statements as of December 30, 2000, and for the fiscal year of the Company then ended and its unaudited interim financial statements as of September 8, 2001, and for the fiscal quarter and partial fiscal year then ended. Such statements have been prepared in accordance with generally accepted accounting principles consistently applied except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such statements present fairly the financial position of the Company as of the dates thereof and the results of its operations for the periods covered and since the date of the latest of such statements there has been no material adverse change in the financial position of the Company or in the results of its operations.

         e. LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against the Company which would, if adversely determined, materially and adversely affect its financial position or continued operations. The Company has no material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 3.d or in the "Schedule of Exceptions" attached as EXHIBIT "D."

         f. LIENS. None of the assets of the Company are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in the exceptions enumerated in Section 6.b.

         g. EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Company is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

         h. PAYMENT OF TAXES. The Company has filed all federal, state and local tax returns and tax related reports which the Company is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

         i. INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         j. REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the consolidated assets of the Company or of any Subsidiary of the Company consists of margin stock, within the contemplation of Regulation U, as amended.

         k. HAZARDOUS SUBSTANCES. Except as disclosed on the "Schedule of Exceptions" attached as EXHIBIT "D", to the best knowledge of the Company after due inquiry and investigation; (i) there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company; (ii) there are no tanks, drums or other containers of any kind on premises owned or occupied by or under lease to the Company, the contents of which are unknown to the Company; (iii) no premises owned or occupied by or under lease to the Company have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities, and (iv) no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

         l. SUBSIDIARIES. The only Subsidiaries of the Company as of the date of this Agreement are Harvard Sports, Inc., a California corporation, Indian Industries, Inc., an Indiana corporation, Martin Yale Industries, Inc., an Indiana corporation, Master Products Manufacturing, Inc., a Delaware corporation, U.S. Weight, Inc., an Illinois corporation, Indian Martin, AG, a Switzerland corporation, EIM, a Nevada Corporation, and SOP Services, a Nevada corporation.

         m. USE OF PROCEEDS. No portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Banc One Corporation during the underwriting period and for 30 days thereafter.

         Section 4. COLLATERAL FOR THE OBLIGATIONS. The Obligations are and will continue to be supported by the unconditional unlimited guaranties of prompt payment of Harvard Sports, Inc., Indian Industries, Inc., Martin Yale Industries, Inc., each of which executed a Guaranty Agreement effective as of May 31, 1996, Master Products Manufacturing, Inc., a California corporation which executed a Guaranty Agreement effective as of June 17, 1997, and Indian Martin, AG. Each such entity shall execute and deliver on the date hereof a Reaffirmation of Guaranty in the form attached as EXHIBIT "E ". U.S. Weight, Inc. and any other Subsidiary hereinafter formed or otherwise acquired by the Company shall also guaranty the Obligations which guaranty shall be evidenced by a Guaranty Agreement in the form of EXHIBIT "F ".

         Section 5. AFFIRMATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment or any Letter of Credit is outstanding, the Company shall strictly observe the following covenants:

         a. CORPORATE EXISTENCE. The Company shall preserve its corporate existence.

         b. REPORTS, CERTIFICATES AND OTHER INFORMATION. The Company shall furnish to the Bank copies of the following financial statements, certificates and other information:

                  (i) ANNUAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, consolidated and consolidating financial statements of the Company and its Subsidiaries for such fiscal year prepared and presented in accordance with generally accepted accounting principles, consistently applied (except for changes in which the independent accountants of the Company concur) in each case setting forth in comparative form corresponding figures for the preceding fiscal year, together with the audit report, unqualified as to scope, of independent certified public accountants approved by the Bank, which approval shall not be unreasonably withheld.

                  (ii) INTERIM STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, a copy of the consolidated and consolidating interim financial statements of the Company and its Subsidiaries, consisting at a minimum of:

                           A.       the balance sheet as of the end of the
                                    quarter, and

                           B. a statement of income for the quarter and for the partial or full fiscal year ended as of the end of the quarter, all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with generally accepted accounting principles (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the fiscal periods then ended. Notwithstanding any other provision of this item (ii), the Company may, at its discretion, omit a statement of cash flows from the financial statements delivered in response hereto for any interim period for which the Company does not prepare such a statement.

                  (iii) CERTIFICATES. Contemporaneously with the furnishing of each set of financial statements provided for in Sections 5.b(i) and 5.b(ii), an Officer's Certificate.

                  (iv) ORDERS. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

                  (v) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company, or the occurrence of any event which could have a material adverse effect upon the Company, written notice thereof describing the same and the steps being taken with respect thereto.

                  (vi) COMPLIANCE CERTIFICATES. Within forty-five (45) days following each fiscal quarter end, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in Section 5.g and compliance with the covenant limiting capital expenditures of the Company stated in Section 6.k. Such certificate shall relate the covenants to the quarter-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

                  (vii) REGISTRATION STATEMENTS AND REPORTS. Promptly upon filing with the Securities and Exchange Commission or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

                  (viii) OTHER INFORMATION. From time to time such other information concerning the Company as the Bank may reasonably request.

         c. BOOKS, RECORDS AND INSPECTIONS. The Company shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company shall permit the Bank to inspect its properties and operations at all reasonable times.

         d. INSURANCE. The Company shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Company agrees to name the Bank as additional loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of any such policy to the Bank.

         e. TAXES AND LIABILITIES. The Company shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

         f. COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Company shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

         g. FINANCIAL COVENANTS. The Company shall observe, on a consolidated basis, each of the following financial covenants:

                  (i) LEVERAGE RATIO. For each period of four consecutive fiscal quarters of the Company ending during the periods indicated in the table below, the Company shall maintain a Leverage Ratio, at levels not greater than 2.50 to 1.0.

                  (ii) NET WORTH. The Company shall maintain its Net Worth, determined on a consolidated basis, of not less than an amount equal to Twenty Six Million One Hundred Sixty Two Thousand and No/100 Dollars ($26,162,000.00). At December 29, 2001 and at the
                           last day of each fiscal quarter end thereafter, the Net Worth to be maintained by the Company on that date and at all times thereafter until the last day of the next quarter shall be increased by an amount equal to seventy-five percent (75%) of the Company's consolidated net profit for the fiscal quarter then ended.

                  (iii) DEBT SERVICE COVERAGE. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.


                                            Period                              Ratio
                                            -----------------------------------------
                           from the date of this Agreement and
                                    until December 30, 2001                 1.10 to 1.0

                           at December 31 , 2001 and at all
                                    times thereafter                        1.20 to 1.0


                           For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, all for the period for which the ratio is being determined, over (B) the sum of scheduled debt payments plus interest expense plus cash income taxes plus capital expenditures which were not financed plus stock repurchased and cash dividends made, all for the period for which such ratio is being determined.

         h. PRIMARY BANKING RELATIONSHIP. The Company shall maintain its primary concentration and deposit accounts with the Bank.

         i. EMPLOYEE BENEFIT PLANS. The Company shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

         j. HAZARDOUS SUBSTANCES. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in EXHIBIT "D ", the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

                  (i) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

                  If the Company or any Subsidiary is notified of any event described at items (i) or (ii) above, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld.

         k. LETTER OF CREDIT AGREEMENT OBLIGATIONS. The Company shall perform in a timely manner all of its obligations under the terms of the Credit Agreement (the "Letter of Credit Agreement") among the Company's Subsidiary, Martin Yale Industries, Inc., an Indiana corporation, the Company and the Bank, dated September 30, 1998, as amended, pursuant to which the Bank has issued its Letter of Credit No. ST-110831 for the account of Martin Yale Industries, Inc.; provided, however, that so long as no Event of Default or Unmatured Event of Default has occurred and is now continuing under the terms of this Agreement as it may be amended from time to time, or so long as the Bank in its sole discretion has expressly waived in writing any existing Event of Default or Unmatured Event of Default under this Agreement or has entered into a forbearance agreement with respect thereto, then the Company shall be considered for purposes of this Agreement and the Letter of Credit Agreement to be in compliance with Sections 5.b, 5.h and 6.j of the Letter of Credit Agreement.

         Section 6. NEGATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Commitment or any Letter of Credit is outstanding, the Company shall strictly observe the following covenants:

         a. RESTRICTED PAYMENTS. If an Event of Default has occurred and is continuing or would occur as a result of any of the following, the Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock; and the Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company.

         b. LIENS. The Company shall not create or permit to exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest (all of which are hereafter referred to in this subsection as a "lien" or "liens") with respect to any property or assets now owned or hereafter acquired except:

                  - liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

                  (ii) any lien or deposit with any governmental agency required or permitted to qualify the Company to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

                  (iii) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

                  (iv) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

                  (v) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

                  (vi) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

                  (vii) purchase money security interests in the property acquired with the proceeds of such purchase money indebtedness, provided that the aggregate principal amount of all purchase money indebtedness secured by all of such purchase money security interests shall not at any time exceed the sum of $250,000.00; and

                  (vii) those specific liens now existing described on the "Schedule of Exceptions" attached as EXHIBIT "D"

         c. GUARANTIES. The Company shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

                  (i)      guaranties in favor of the Bank;

                  (ii) guaranties by endorsement of instruments for deposit made in the ordinary course of business; and

                  (iii) those specific existing guaranties listed in the "Schedule of Exceptions" attached as EXHIBIT "D."

         d. LOANS OR ADVANCES. The Company shall not make or permit to exist any loans or advances to any other person or entity, except for:

                  - extensions of credit or credit accommodations to customers or vendors made by the Company in the ordinary course of its business as now conducted;

                  (ii) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company in the course of discharging their assigned duties; and

                  (iii) the specific items listed in the "Schedule of Exceptions" attached as EXHIBIT "D."

         e. MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. The Company shall not be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity, unless at the time of such consolidation, merger or acquisition no Event of Default or Unmatured Event of Default has occurred or is continuing or would occur as a result of such consolidation, merger or acquisition, and provided that the Company is the surviving entity in the case of any consolidation or merger. The Company shall not sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiary, unless such Subsidiary, contemporaneously with its becoming a Subsidiary, executes and delivers to Bank a Guaranty Agreement with respect to the Obligations in the form of EXHIBIT "F".

         f. MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

         g. OTHER AGREEMENTS. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document.

         h. JUDGMENTS. The Company shall not permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

         i. PRINCIPAL OFFICE. The Company shall not change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Bank.

         j. HAZARDOUS SUBSTANCES. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

         k. DEBT. The Company shall not incur nor permit to exist any indebtedness for borrowed money except to the Bank and except for those existing obligations disclosed on the "Schedule of Exceptions" attached as EXHIBIT "D " For purposes of this covenant, the phrase "indebtedness for borrowed money," shall be construed to include capital lease obligations.

         Section 7. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance shall be subject to fulfillment of each of the following conditions precedent:

         a. NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 3 shall be true and correct as of the date of this Agreement and as of the date of each Advance, except that after the date of this
                  Agreement: (i) the representations contained in Section 3.d will be construed so as to refer to the latest financial statements furnished to the Bank by the Company pursuant to the requirements of this Agreement, (ii) the representations contained in Section 3.k (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, (iii) the representation contained in Section 3.l will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

         b. DOCUMENTS TO BE FURNISHED AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated and in form and substance satisfactory to the Bank:

                  (i)      The Revolving Note.

                  (ii)     The Reaffirmations of Guaranty.

                  (iii)    The Guaranty Agreement.

                  (iv) A certified copy of a Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party.

                  (v) A certificate of the Secretary of the Company certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, together with a sample of the true signature of each such officer.

                  (vi) A certified copy of a Resolution of the board of directors of U.S. Weight, Inc. authorizing the execution, delivery and performance of the Guaranty Agreement.

                  (vii) Currently dated certificates of existence of the Company and U.S. Weight, Inc. issued by the Secretary of State of the jurisdiction of each entities' organization.

                  (viii) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents.

                  (ix) The documentation reimbursement fee required under the terms of Section 2.d(vii).

                  (x) Such other documents as the Bank may reasonably require.

         c. DOCUMENTS TO BE FURNISHED AT TIME OF EACH ADVANCE. The Bank shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.a(ii):

                  (i)      An Application for the Advance.

                  (ii)     An Officer's Certificate.

                  (iii) Such other documents as the Bank may reasonably require.

         Section 8. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

         a. NONPAYMENT OF THE LOAN. Default in the payment when due of any amount payable under the terms of the Note, or otherwise payable to the Bank or any other holder of the Note under the terms of this Agreement.

- NONPAYMENT OR NONPERFORMANCE OF OTHER OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company in the payment or performance of any other obligations.

- LETTER OF CREDIT AGREEMENT DEFAULT. The occurrence and continuance of an "Event of Default" as defined in the Letter of Credit Agreement.

         d. NONPAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Default by the Company or any Subsidiary in the payment when due, whether by acceleration or otherwise, of any other material indebtedness for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of such other indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its scheduled maturity, unless the Company or any Subsidiary is contesting the existence of such default in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

         e. OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company or any Subsidiary in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company or any Subsidiary with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

         f. BANKRUPTCY, INSOLVENCY, ETC. The Company or any Subsidiary admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company or any Subsidiary; or the Company or any Subsidiary applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any Subsidiary or any property thereof, or the Company or any Subsidiary making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or any Subsidiary or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company or any Subsidiary, and, if involuntary, being consented to or acquiesced in by the Company or any Subsidiary or remaining for sixty (60) days undismissed.

         g. WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank proving to have been false or misleading in any material respect when made or delivered.

         h. VIOLATIONS OF NEGATIVE AND FINANCIAL COVENANTS. Failure by the Company to comply with or perform any covenant stated in
                  Section 5.g or Section 6 of this Agreement.

         i. NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8) and continuance of such failure for thirty (30) days after notice thereof to the Company from the Bank.

         Section 9. EFFECT OF EVENT OF DEFAULT. If any Event of Default described in Section 8.f shall occur, maturity of the Loan shall immediately be accelerated and the Note and the Loan evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the Commitment shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Note may accelerate payment of the Loan and declare the Note and all other payment Obligations due and payable, whereupon maturity of the Loan shall be accelerated and the Note and the Loan evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitment shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank.

         Section 10. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

         Section 11. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Note) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

         As to the Company:         Escalade, Incorporated
                                    817 Maxwell Avenue
                                    P.O. Box 889
                                    Evansville, Indiana 47706-0889

         As to the Bank:            Bank One, Indiana, NA
                                    Bank One Center/Tower - 4th Floor
                                    111 Monument Circle
                                    P.O. Box 7700
                                    Indianapolis, Indiana  46277-0119
                                    Attention:  Manager, Specialty Industries

         Section 12. COSTS, EXPENSES AND TAXES. The Company shall pay or reimburse the Bank on demand for all reasonable out-of-pocket costs and expenses of the Bank (including reasonable attorneys' fees and legal expenses) incurred by it in connection with the enforcement, or restructuring in the nature of a workout, of this Agreement or any other Loan Document. The Company shall also reimburse the Bank for expenses incurred by the Bank in connection with any audit of the books and records or physical assets of the Company conducted pursuant to any right granted to the Bank under the terms of this Agreement or any other Loan Document. Such reimbursement shall include, without limitation, reimbursement of the Bank for its overhead expenses reasonably allocated to such audits. In addition, the Company shall pay or reimburse the Bank for all expenses incurred by the Bank in connection with the perfection of any security interests or mortgage liens granted to the Bank by the Company and for any stamp or similar documentary or transaction taxes which may be payable in connection with the execution or delivery of this Agreement or any other Loan Document or in connection with any other instruments or documents provided for herein or delivered or required in connection herewith including, without limitation, expenses incident to any lien or title search or title insurance commitment or policy. All obligations provided for in this Section shall survive termination of this Agreement.

         Section 13. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

         Section 14. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         Section 15. GOVERNING LAW -- JURISDICTION. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. The Company consents to the jurisdiction of any state or federal court located within Marion County, Indiana, and waives personal service of any and all process upon the Company. All service of process may be made by messenger, by certified mail, return receipt requested, or by registered mail directed to the Company at the address stated in Section 11. The Company waives any objection which the Company may have to any proceeding commenced in a federal or state court located within Marion County, Indiana, based upon improper venue or FORUM NON CONVENIENS. Nothing contained in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction.

         Section 16. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loan and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

         Section 17. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

         Section 18. JURY WAIVER. COMPANY AND BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN BANK AND COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties by their respective duly authorized officers have executed this Amended and Restated Credit Agreement this 24TH day of October, 2001.


                                  ESCALADE, INCORPORATED


                                  By:   /s/ John R. Wilson
                                        -----------------------------------
                                        John R. Wilson, Vice President and
                                        Chief Financial Officer

                               BANK ONE, INDIANA, NA


                               By: /s/ Robert E. McElwain
                                  ---------------------------------------------
                                       Robert E. McElwain, First Vice President

                                    Exhibit D

                             SCHEDULE OF EXCEPTIONS



         This Schedule is a part of the Amended and Restated Credit Agreement between ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, NA (the "Bank") dated as of the date of this Schedule.

         1. LITIGATION AND CONTINGENT LIABILITIES. There are no exceptions to the representations contained in Section 3.e with respect to litigation and contingent liabilities. [except the following: NONE

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                    ]
                   -----------------

         2. HAZARDOUS SUBSTANCES. There are no exceptions to the representation contained in Section 3.k. [except the FOLLOWING:NONE

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                    ]
                   -----------------


         3. LIENS. There are no "liens" (as defined in Section 6.b) on any property of the Company except for liens of the types described in items (i) through (vi) of the enumeration contained in Section 6.b. [and except for the following: NONE

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                    ]
                   -----------------



         4. GUARANTIES. The Company is not a guarantor or surety of, or otherwise responsible in any manner with respect to any undertaking of any other person or entity, except for the items of the type described in items (i) and (ii) of the enumeration contained in Section 6.c. [and except for the following: NONE

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                    ]
                   -----------------


         5. LOANS AND ADVANCES. The Company does not have outstanding any loans or advances to any person or entity except for items of a type described in items (i) and (ii) of the enumeration contained in Section 6.d. [and except for the following: NONE

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------
                                   ]
                  -----------------



         6. INDEBTEDNESS AND CAPITAL LEASES. The Company presently has no indebtedness for borrowed money nor is the Company a lessee under any capital lease except for such obligations to the Bank and except for Deferred Acquisition Purchase Price of approximately $2,275,000.00 due to Larry G. Mitchell and Matthew D. Buchanan sellers of U.S. Weight LLC with approximately $1,400,000.00 due on March 31, 2002 and $875,000.00 due on September 10, 2002. Deferred Acquisition Purchase Price of $833,335.00 due to Accudart in 5 annual installments of $166,667 starting on April 1, 2002.

         By its execution of this Schedule, the Company acknowledges that it was prepared in accordance with information provided by the Company.

         Dated:   OCTOBER 24, 2001
                 ------------------------------


                                  ESCALADE, INCORPORATED

                                  By:   /s/ John R. Wilson
                                        --------------------------------------

                                        John R. Wilson, Vice President and CFO
                                        --------------------------------------
                                         (printed name and title)



IM-359856-4